     As filed with the Securities and Exchange Commission on July 19, 2001
                                                   Registration No. 333-
===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                                RSTAR CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


            DELAWARE                                  91-1836242
(STATE OR OTHER JURISDICTION OF         (I.R.S. EMPLOYER IDENTIFICATION NUMBER)
 INCORPORATION OR ORGANIZATION)

                        3000 EXECUTIVE PARKWAY, SUITE 150
                               SAN RAMON, CA 94583
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                             ----------------------

                                 1998 STOCK PLAN
                        1999 EMPLOYEE STOCK PURCHASE PLAN
                           (FULL TITLE OF THE PLAN(S))

                             ----------------------

                                  LANCE MORTENSEN
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               RSTAR CORPORATION
                        3000 EXECUTIVE PARKWAY, SUITE 150
                               SAN RAMON, CA 94583
                                 (925) 543-0300

               (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
               NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

               COPY TO:
       JOSEPH F. DANIELS, ESQ.                      DAVID WALLACE, ESQ.
   WILSON SONSINI GOODRICH & ROSATI           V.P. GENERAL COUNSEL, SECRETARY
       PROFESSIONAL CORPORATION                      RSTAR CORPORATION
          650 PAGE MILL ROAD                  3000 EXECUTIVE PARKWAY, STE 150
          PALO ALTO, CA 94304                        SAN RAMON, CA 94583
           (650) 493-9300                              (925) 242-5236


                                                CALCULATION OF REGISTRATION FEE

--------------------------------------------------- --------------------- ------------------ -------------------- -----------------
                                                                               PROPOSED            PROPOSED
                                                                               MAXIMUM             MAXIMUM
               TITLE OF SECURITIES                        AMOUNT               OFFERING            AGGREGATE           AMOUNT OF
                        TO                                TO BE                 PRICE              OFFERING          REGISTRATION
                  BE REGISTERED                        REGISTERED (1)         PER SHARE             PRICE                FEE
--------------------------------------------------- --------------------- ------------------ -------------------- -----------------
Common Stock, $0.01 par value
      Newly reserved shares subject to options
         granted under the 1998 Stock Plan......          2,253,720            $ 2.27(2)          $5,115,944           $1,278.99
      Newly reserved under the 1998 Stock Plan..          4,384,932            $ 0.68(3)          $2,981,754           $  745.44
      Newly reserved under the 1999 Employee
         Stock Purchase Plan....................            875,000            $ 0.68(3)          $  595,000           $  148.75
                                                    --------------------- ------------------ -------------------- -----------------
 TOTAL                                                7,513,652 shares                            $8,692,698           $2,173.18
--------------------------------------------------- --------------------- ------------------ -------------------- -----------------

----------------------

(1) Pursuant to Rule 416 under the Securities Exchange Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant's Common Stock that become issuable under the plans or agreements listed above by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration that increases the number of the Registrant's outstanding shares of Common Stock.

(2) Estimated in accordance with Rule 457(h) solely for purposes of calculating the registration fee on the basis of the weighted average exercise price of outstanding options to purchase an aggregate of 2,253,720 shares of Common Stock.

(3) Estimated in accordance with Rule 457(h) solely for purposes of calculating the registration fee on the basis of $0.68, which was the average of the high and low reported prices of the Registrant's Common Stock on the Nasdaq National Market on July 18, 2001 (the "Market Price").

===============================================================================

                             RSTAR CORPORATION
                     REGISTRATION STATEMENT ON FORM S-8

                                   PART I

                   INFORMATION REQUIRED IN THE PROSPECTUS

ITEM 1.  PLAN INFORMATION.

         The documents containing the information specified in this Item 1 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

ITEM 2.  REGISTRATION INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         The documents containing the information specified in this Item 2 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.


                                  PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents and information heretofore filed with the Securities and Exchange Commission (the "COMMISSION") by RSTAR Corporation (the "REGISTRANT") are hereby incorporated herein by reference:

          (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed with the Commission on April 17, 2001 pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

          (b)  (i)   The Registrant's Current Report on Form 8-K filed with
                     the Commission on February 13, 2001 pursuant to Section
                     13 of the Exchange Act;

               (ii) The Registrant's Current Report on Form 8-K filed with the Commission on April 27, 2001 pursuant to Section 13 of the Exchange Act;

               (iii) The Registrant's Quarterly Report on Form 10-Q for the
                     quarter ended March 31, 2001 filed with the Commission on May 21, 2001 pursuant to Section 13 of the Exchange Act;

               (iv) The Registrant's Current Report on Form 8-K filed with the Commission on May 23, 2001 pursuant to Section 13 of the Exchange Act;

               (v) The Registrant's Current Report on Form 8-K filed with the Commission on July 3, 2001 pursuant to Section 13 of the Exchange Act.

          (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on August 13, 1999 pursuant to Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description; and

          (d) The information contained in the Registrant's Registration Statement on Form S-8 filed with the Commission on October 20, 1999. (File No. 333-89331)

         In addition, all documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold under this Registration Statement, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEMS 4 - 7

         Items 4 - 7, inclusive, are omitted in reliance upon General Instruction E to Form S-8, and the above incorporation by reference of the Registrant's previously filed and currently effective Form S-8.

ITEM 8.  EXHIBITS.

    EXHIBIT
    NUMBER                                 DESCRIPTION
---------------       ---------------------------------------------------------
     5.1              Opinion of Counsel as to legality of securities being
                      registered.

    23.1              Consent of Counsel (contained in Exhibit 5.1).

    23.2              Consent of Ernst & Young LLP, Independent Auditors.

    23.3              Consent of Grant Thornton LLP, Independent Certified
                      Accountants.

    24.1              Power of Attorney (see Page 4 of this Registration
                      Statement).

    99.1 ZapMe! Corporation 1998 Stock Plan, as amended and restated July 28, 2000, and forms of Agreement
                      (incorporated by reference to the exhibit filed with the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000 filed on August 21, 2000).

    99.2 ZapMe! Corporation 1999 Employee Stock Purchase Plan and form of Agreement (incorporated by reference to the exhibit filed with the Registrant's Registration
                      Statement on Form S-1 filed on August 5, 1999, as amended).


ITEM 9.  UNDERTAKINGS.

         Item 9 is omitted in reliance upon General Instruction E to Form S-8, and the above incorporation by reference of the Registrant's previously filed and currently effective Form S-8.

                                 SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Ramon, State of California, on this 18th day of July 2001.

                                     RSTAR CORPORATION

                                     By: /s/ Lance Mortensen
                                         -------------------------------------
                                         Lance Mortensen
                                         President and Chief Executive Officer



                             POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David Wallace and Robert Edwards, and each of them, his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 together with all schedules and exhibits thereto (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, and
(iii) take any and all actions that may be necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.

      SIGNATURES                          TITLE                                             DATE
      ----------                          -----                                             ----

/s/ Lance Mortensen
---------------------------          President, Chief Executive Officer and Director     July 18, 2001
Lance Mortensen                      (PRINCIPAL EXECUTIVE OFFICER)

/s/ Robert Edwards
---------------------------          Chief Financial Officer                             July 18, 2001
Robert Edwards                       (PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER)

/s/ Lance Mortensen
---------------------------          Chairman of the Board of Directors                  July 18, 2001
Lance Mortensen

/s/ Michael Arnouse
---------------------------          Director                                            July 18, 2001
Michael Arnouse


---------------------------          Director
Charles Appleby

/s/ Sasson Darwish
---------------------------          Director                                            July 18, 2001
Sasson Darwish


---------------------------          Director
Amiel Samuels


                             INDEX TO EXHIBITS

    EXHIBIT
    NUMBER                                 DESCRIPTION
---------------       ---------------------------------------------------------
     5.1              Opinion of Counsel as to legality of securities being
                      registered.

    23.1              Consent of Counsel (contained in Exhibit 5.1).

    23.2              Consent of Ernst & Young LLP, Independent Auditors.

    23.3              Consent of Grant Thornton LLP, Independent Certified
                      Accountants.

    24.1              Power of Attorney (see Page 4 of this Registration
                      Statement).

    99.1 ZapMe! Corporation 1998 Stock Plan, as amended and restated July 28, 2000, and forms of Agreement
                      (incorporated by reference to the exhibit filed with the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000 filed on August 21, 2000).

    99.2 ZapMe! Corporation 1999 Employee Stock Purchase Plan and form of Agreement (incorporated by reference to the exhibit filed with the Registrant's Registration
                      Statement on Form S-1 filed on August 5, 1999, as amended).
